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                             Watkins-Johnaon Company
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For Further Information:

        Editorial:  Terry Martin     WJ Telecommunications Group.   831-439-6297
        Financial:  Frank E. Emery   (Watkins-Johnson Co.)          650-813-2752

For immediate release:

          Watkins-Johnson Receives Electronic Receiving Equipment Order

GAITHERSBURG, MD., (May 24, 1999). Watkins-Johnson Company (NYSE: WJ), announced today that its Telecommunications Group received the award of two contracts totaling $8.2 million for electronic receiving equipment from Sanders, a Lockheed Martin Company (NYSE: LMT).

Watkins-Johnson Company, headquartered in Palo Alto, California, specializes in two high-technology business areas. WJ's wireless-communications units produce radio-frequency components, subassemblies and equipment for fixed and mobile networks worldwide. The company's Semiconductor Equipment Group produces atmospheric-pressure chemical-vapor-deposition systems for high-volume integrated-circuit manufacturing. Company sales in 1998 were $212 million.

Forward-looking Statements

This news release, other than the historical financial information, consists of forward-looking statements that involve risks and uncertainties, including the timely availability of the products and the other risks detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 1998. Actual results may vary materially.

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